                                                                   Exhibit 23(b)




                       [Letterhead of Arthur Andersen LLP]



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 2001, included or incorporated by reference in FirstEnergy Corp.'s Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Cleveland, Ohio,
September 20, 2001